AS-IS AGREEMENT OF SALE AND PURCHASE

THIS AS-IS AGREEMENT OF SALE AND PURCHASE (“Agreement”) is made as of November 14, 2025 (“Effective Date”), by and between STRATA GROUP LLC, a Florida limited liability company (“Seller”), and STEWARD'S, INC., a Florida corporation (“Buyer”).

W I T N E S S E T H:

Seller and Buyer, for and in consideration of the keeping and performing by the respective parties hereto of their respective obligations as hereinafter set forth, as well as for Ten and No/100 Dollars ($10.00) and other good and valuable consideration by each of the parties unto the other in hand paid simultaneously with the execution and delivery of these presents, the receipt whereof is hereby acknowledged, have covenanted and agreed, and by these presents do covenant and agree, each with the other, as follows:

1.                  THE PROPERTY

Upon the terms and provisions and subject to the conditions hereof, Seller shall sell and convey to Buyer, on the Closing Date (hereinafter defined), and Buyer shall purchase from Seller, for the Purchase Price (hereinafter defined), all of Seller’s right, title and interest in and to that certain parcel of land located in Broward County, Florida, as more particularly described on Exhibit A attached hereto (“Land”), together with any improvements, if any (collectively, with the Land, the “Property”).

2.                  PURCHASE PRICE; DEPOSIT

(a)          The purchase price for the Property is $5,800,000 (the “Purchase Price”), subject to such credits, adjustments and prorations as are set forth herein. The Purchase Price shall be payable by Buyer at the Closing (hereinafter defined) and shall be paid to Seller by no later than 2:00 p.m. Eastern Time in immediately available funds by wire transfer in an amount equal to the Purchase Price less the amount of the Deposit (hereinafter defined) paid pursuant to this Agreement and any closing adjustments to which either Buyer or Seller are entitled pursuant to this Agreement.

(b)          Buyer shall, within one (1) business day after the Effective Date, deliver to Nelson Mullins Riley & Scarborough LLP (“Escrow Agent”), by wire transfer of funds, a good faith deposit in immediately available funds in the amount of $100,000 (the “Deposit”). The Deposit shall be held by Escrow Agent pursuant to the terms of this Agreement. If the sale of the Property is consummated under this Agreement, the Deposit shall be paid to Seller and applied to the Purchase Price at Closing. After the conclusion of the Inspection Period, the Deposit shall be non-refundable to Buyer, except as may otherwise be expressly provided in this Agreement.

(c)          Notwithstanding anything to the contrary contained in this Agreement, $100 of the Deposit is non-refundable to Buyer and is given as partial consideration for Seller entering into this Agreement and in the event Buyer terminates this Agreement for any reason, Escrow Agent shall deliver

$100 of the Deposit to Seller.

3.                  CLOSING AND RELATED MATTERS

(a)          The delivery of the Deed (hereinafter defined) and other acts necessary to complete the transactions provided for in this Agreement shall be referred to herein as the “Closing.” The Closing shall take place on December 30, 2025 (“Closing Date”).

(b)          The Closing will be held at the offices of the Title Company (as hereinafter defined), or at such other place as the parties may mutually agree, through an escrow closing arrangement, or effected via a “mail away” closing (i.e. in which funds are sent via wire transfer and closing documents are delivered via overnight delivery or courier delivery service to the title company). At Closing, executed documents will be hand-delivered or sent via overnight courier delivery and the Purchase Price will be sent via wire transfer.

(c)          At Closing, Seller shall execute and deliver to Title Company (i) a Closing Statement, (ii) a Special Warranty Deed in the form attached hereto as Exhibit B (the “Deed”), (iii) a Seller’s Affidavit and Non-Foreign Certificate in the form attached hereto as Exhibit C; (iv) Bill of Sale and General Assignment, in the form attached hereto as Exhibit D (“Bill of Sale”). At Closing, Buyer shall pay to Seller the Purchase Price specified in Section 2 hereof, and execute and deliver a Closing Statement, the Bill of Sale and appropriate manager resolutions and approvals authorizing the transaction contemplated by this Agreement.

(d)          At the time of Closing, Seller shall pay the (a) documentary stamps which are required to be affixed to or paid in connection with the Deed, and (b) fifty percent of any closing fee charged by the Title Company. Buyer shall pay the cost of (i) the title premium for the Title Commitment (hereinafter defined) and any owner’s title policy; (ii) any tax and lien searches requested by Buyer; (iii) the cost of recording the Deed; (iv) fifty percent of any closing fee charged by the Title Company; and

(v) all expenses and charges in connection with Buyer’s inspections of the Property. Notwithstanding the foregoing, each party shall pay for the services of its own legal counsel.

4.                  CLOSING PRORATIONS

(a)                Property Taxes. Seller shall pay real estate taxes for the Property due and owing for years prior to the year in which the Closing takes place. Real estate taxes for the year in which the Closing takes place will be prorated as of the Closing Date based on actual taxes for the Property for the calendar year in which the Closing takes place, and if the actual taxes are not known as of the Closing Date, then on the basis of the most recently ascertainable taxes for the Property, and in each case, based on the maximum allowable discount. Special assessment liens due and payable at the time of Closing, if any, and pending assessment liens, for which the work has been substantially completed, shall be paid by Seller, and other pending liens shall be assumed by Buyer. All of the prorations under this Agreement shall be final as of the Closing Date, with absolutely no adjustment after Closing. This Section shall survive the Closing.

(b)                Operating Expenses. Seller will endeavor to cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the day before the Closing Date (but excluding all utility accounts in the names of tenants). Seller will pay all charges for such utility charges which have accrued on or prior to the Closing Date (but excluding all utility charges paid by tenants directly to utility providers). If the utility companies are unable or refuse to read the meters on the Closing Date, all charges for such utility charges to the extent unpaid will be prorated and adjusted as of the day before the Closing Date based on the most recent bills. Seller shall retain utility deposits and deposits with governmental and quasi-governmental authorities, and initial inducement payments made to Seller by vendors. All other operating expenses of the Property, including association maintenance charges and special assessments, if applicable, and costs pursuant to the service contracts in effect as of the Closing Date, shall be prorated between Seller and Buyer as of 11:59 p.m. the day before the Closing Date such that Seller shall be deemed the owner of the Property for the day prior to the Closing Date and Buyer shall be deemed the owner of the Property commencing as of the day of Closing. There will be no proration of insurance premiums, it being agreed that Buyer will be responsible to obtain its own insurance as of the Closing. Notwithstanding the foregoing, Seller shall retain and reserve from the sale all (i) utility deposits and deposits with governmental and quasi-governmental authorities, (ii) non-refundable tenant fees such as amenity fees, cleaning fees, redecorating fees and pet fees, and (iii) initial inducement payments made to Seller by vendors under ongoing service contracts (if any).

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5.                  INSPECTION PERIOD

(a)          Subject to the terms of this Section 5, commencing upon the Effective Date and ending at 5:00 PM (Eastern Standard Time) on the date that is thirty (30) days immediately after the Effective Date (“Inspection Period”), Buyer shall have the right to enter upon the Property during normal business hours to examine and inspect the same; provided, however, Buyer agrees not to unreasonably interfere with any tenant’s possession and/or Seller’s operations at the Property. Notwithstanding any such inspection, or anything to the contrary contained herein, Buyer’s obligations hereunder shall not be limited or otherwise affected as a result of any fact, circumstance or other matter of any kind discovered following the date hereof in connection with any such inspection, access or otherwise; it being agreed that Seller is permitting Buyer such right of inspection and access as a courtesy to Buyer.

(b)          Buyer agrees not to cause any damage to the Property or unreasonably interfere Seller’s operations. Buyer shall not access any tenant occupied units at the Property without first coordinating with Seller and only with Seller being present, nor shall Buyer interview any tenants. Seller or its designated representative may be present during Buyer’s on-site inspections and Buyer shall give at least five (5) business days prior notice to Seller of the date and nature (i.e. brief description) for its inspections of the Property. In no event shall Buyer be permitted to perform soil borings or other invasive tests on the Property without Seller’s prior written consent. Any party performing inspections at the Property on behalf of Buyer shall be properly licensed and maintain liability insurance in the cover amounts described below.

(c)          If Buyer, for any reason whatsoever, in its sole and absolute discretion, desires not to proceed with the transaction contemplated by this Agreement, then Buyer shall notify Seller in writing prior to 5:00 PM ET on the expiration of the Inspection Period, in which event the Deposit shall be returned to Buyer, this Agreement shall be terminated, and the parties hereto shall have no further obligations to or recourse against each other except as to matters which, by the terms of this Agreement, expressly survive the termination hereof. If Buyer fails to give such written notice of its election to terminate this Agreement prior to 5:00 PM ET on the expiration of the Inspection Period, then Buyer shall be deemed to have waived its right to terminate this Agreement and the Deposit shall thereafter be non-refundable to Buyer and at risk.

(d)          Buyer shall repair any damage to the Property resulting from any inspections, studies or tests performed by Buyer. Prior to conducting any physical inspection or testing at the Property, Buyer and all consultants engaged by Buyer shall obtain, and during the period of such inspection or testing shall maintain, at its expense, commercial general liability insurance (including contractual liability, contractor’s protective liability, personal injury and property damage coverage) of at least $1,000,000 per occurrence with a $2,000,000 aggregate, and provide Seller with evidence of such insurance coverage prior to any entry onto the Property. Such insurance may be maintained directly by Buyer or by Buyer’s affiliates, members or contractors, provided that Buyer is named on any and all such policies as either a named insured or an additional insured. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and loss payee and with insurance limits as provided for herein. Buyer covenants and agrees to indemnify, defend and hold Seller harmless from any and all injury to any person, loss of life or property damage arising out of Buyer's investigation of the Property. In conducting any investigations and review of the Property, Buyer and its agents and representatives shall: (i) not damage any part of the Property nor conduct any activities precluded by this Agreement; (ii) not injure or otherwise cause bodily harm to Seller or any other third party; (iii) promptly pay when due the costs of all investigations done with regard to the Property; (iv) not permit any liens to attach to the Property by reason of the exercise of Buyer's rights hereunder; and

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(v) upon completion of any inspection by Buyer and/or its agents or independent contractors, Buyer shall restore any damage to the Property caused by same. The terms of this Section shall survive any termination of this Agreement.

(e)          Buyer acknowledges receipt prior to the Effective Date of certain items and information pertaining to the Property (excluding any financially privileged documents pertaining to Seller) (collectively, the “Property Information”). The Property Information shall be returned by Buyer to Seller if the transaction is terminated for whatever reason. The Property Information is being delivered to Buyer as an accommodation only and Seller does not represent or warrant the truth, accuracy, completeness or correctness of any such Property Information or any other information delivered to Buyer from any broker on Seller’s behalf. Buyer acknowledges and agrees that the Property Information delivered or given by Seller to Buyer in connection with the transaction contemplated hereby is provided to Buyer as a convenience only and that any reliance on or use of such Property Information by Buyer shall be at the sole risk of Buyer. Further, if Buyer terminates this Agreement or this Agreement does not close for any reason whatsoever, Buyer shall deliver to Seller a copy of all reports, analysis, studies, investigations, work product and materials obtained by or prepared by or on behalf of Buyer, or delivered to Buyer or Buyer’s agents or independent contractors, within a reasonable period of time (not to exceed ten (10) days) of receipt of such materials by Buyer, provided such materials shall be delivered without representation or warranty as to accuracy or completeness thereof. The obligations to deliver such documents shall survive the termination of this Agreement.

(f)           Buyer acknowledges and agrees that all of the Property Information delivered by or on behalf of Seller and any other information obtained by Buyer regarding the Property as a result of Buyer’s physical inspection of the Property other than information that (i) is or becomes generally available to the public other than as a result of a disclosure by Buyer or its representatives, (ii) was or becomes available on a non-confidential basis from a source other than Buyer or its representatives, or

(iii) is independently developed from a non-confidential source by Buyer or its representatives (“Confidential Information”) shall be and remain confidential. Buyer further agrees and acknowledges that if any such Confidential Information is disclosed to third parties, Seller may suffer damages and irreparable harm. Buyer expressly acknowledges, covenants and agrees (a) that Buyer shall not make any press release or other public disclosure concerning the transaction contemplated by this Agreement and Buyer shall not disclose any of the contents or information contained in or obtained as a result of any due diligence reports or any other studies made in connection with Buyer's investigation of the Property, in any form whatsoever (including, but not limited to, any verbal information received by Buyer during the course of Buyer's inspection and investigation of the Property), to any party other than Buyer's attorney, accountants, employees, professional firms performing inspections and report reviews, investors and prospective lender; and (b) that in making any disclosure of such information as permitted hereunder, Buyer shall advise such third parties of the confidentiality of such information and the potential of damage to Seller and the liability of Buyer and such third party as a result of any disclosure of such information by such third party and be responsible for such third party's compliance.

(g)          It is expressly acknowledged by Buyer that the Closing of the transaction contemplated by this Agreement is not subject to any financing contingency and that no financing for this transaction shall be provided by Seller. Without limiting the foregoing, Buyer agrees that the ability or inability of Buyer to obtain debt, equity investments or other financing in order to pay all or any part of the Purchase Price shall not be a contingency or condition to any of Buyer’s obligations under this Agreement.

(h)          The terms of this Section shall survive any termination of this Agreement or the

Closing.

6.                  TITLE TO PROPERTY

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(a)          Status of Title. At Closing, Seller shall convey fee simple title to the Property by means of the Deed, subject to the following items (collectively, the “Permitted Exceptions”): any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; zoning and subdivision ordinances and regulations; rights of tenants or occupants at the Property; real estate taxes which are not yet due and payable, assessments and special district levies, zoning and other regulatory laws and ordinances affecting the Property; and any other matters of record to which Buyer does not timely raise a Title Defect, or, having objected, Buyer waives or is deemed to have waived in accordance with the provisions of Section 6(c) below.

(b)          Title Evidence. Buyer shall, within three (3) days after the Effective Date, if not previously ordered, order a title insurance commitment (“Title Commitment”) from a national title insurance company (“Title Company”) for an ALTA Owner’s Policy (“Title Policy”) in the amount of the Purchase Price for purposes of insuring title to the Property; and (ii) a survey (“Survey”) of the Land.

(c)          Defects and Cure. Buyer shall have until 5:00 P.M. (Eastern Standard Time) on the date which is seven (7) days prior to the end of the Inspection Period to notify Seller in writing (“Title Defect Notice”) of any objections or requirements pertaining to the Title Commitment and Survey other than the Permitted Exceptions (collectively, “Title Defects”). In the event that Buyer fails to provide a Title Defect Notice within such time period, then Buyer shall be deemed to have accepted all matters pertaining to the Title Commitment and Survey, and such matters shall be deemed Permitted Exceptions hereunder. If Buyer timely delivers the Title Defect Notice, then Seller shall within five (5) days thereafter notify Buyer of any Title Defects which Seller is unable or unwilling to cure, it being understood that Seller has no obligation to do so other than as expressly hereinafter set forth in this Section 6(c). In the event that Seller fails to notify Buyer, in writing, of Seller’s intention to cure any Title Defects, Seller shall be deemed to have elected not to cure such Title Defects. If by Seller’s written notice or silence Seller elects not to attempt to cure any of Title Defects, then Buyer may, on or prior to the end of the Inspection Period, deliver written notice to Seller indicating Buyer’s election to (A) terminate this Agreement and receive a refund of the Deposit, or (B) proceed to close without any reduction in the Purchase Price, in which event any Title Defects shall be deemed Permitted Exceptions). In the event that Buyer fails to notify Seller, in writing, of Buyer’s intention to proceed under subsection (A) or (B) above, then Buyer shall be deemed to have automatically elected to proceed under subsection (B) above. As to those Title Defects agreed to be cured by Seller in writing, such Title Defects shall be cured and removed by Seller on or before the Closing Date, provided that Seller shall have the right to extend the Closing Date for an additional thirty (30) days as to such matters. In no event shall Seller be required to institute legal proceedings or expend funds to make its title good and marketable except to the extent of any Voluntary Liens. If Seller fails to remove, discharge or correct the agreed Title Defects as of the Closing Date, then Buyer may, at its option and as its sole remedy, either: (i) terminate this Agreement by written notice to Seller on the Closing Date; or (ii) proceed to close and accept title “as is” without reduction in the Purchase Price. If Buyer shall elect to terminate this Agreement pursuant to this Section 6(c), then the Deposit shall be repaid to Buyer and thereafter this Agreement shall be null and void and of no further force and effect, except for any obligations hereunder that shall survive the closing or termination of this Agreement.

(d)          Voluntarily Created Liens. Notwithstanding anything to the contrary contained herein, all mortgages encumbering the Property that are voluntarily created by Seller (“Voluntary Liens”) shall not constitute Permitted Exceptions and Seller shall cause any Voluntary Liens to be paid from the closing proceeds, removed of record or bonded off on or prior to the Closing.

7.                  REPRESENTATIONS AND WARRANTIES

(a)          Seller hereby represents and warrants to Buyer that Seller has the full right, power and authority to enter into this Agreement and to sell and convey the Property to Buyer as provided herein

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and to carry out its obligations hereunder. Seller further represents and warrants to Buyer that none of the execution, delivery or performance of this Agreement by Seller does or will, with or without the giving of notice, lapse of time or both (i) violate, conflict with or constitute a default under (A) the organization documents of Seller or any material agreement, instrument or other document to which Seller is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Seller or (ii) result in the creation of any lien upon the Property.

(b)          Buyer hereby represents and warrants to Seller that Buyer (i) has the full right, power and authority to enter into this Agreement and to purchase the Property from Seller as provided herein and to carry out its obligations hereunder; (ii) none of the execution, delivery or performance of this Agreement by Buyer does or will, with or without the giving of notice, lapse of time or both (i) violate, conflict with or constitute a default under (A) the organization documents of Buyer or any material agreement, instrument or other document to which Buyer is a party or by which it is bound, or (B) any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Buyer, or (ii) require the approval or waiver of or filing with any person (including, without limitation, any governmental unit, agency or instrumentality); (iii) this Agreement constitutes and, when so executed and delivered, the other agreements and instruments delivered by Buyer under or in connection with this Agreement will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms; (iv) Buyer has not relied upon any oral or written information provided by Seller except for the specific representations and warranties of Seller contained herein and acknowledges that no employee, agent or representative of Seller has been authorized to make, and that Buyer has not relied upon, any statements or representations other than those specifically contained in this Agreement; (v) Buyer has adequate financial resources to purchase the Property; and (vi) Buyer and its respective members, shareholders, officers and directors are in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasure (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”), and none of Buyer or beneficial owner of Buyer: (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (b) is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (c) is owned or controlled by, or acts for on or behalf of, any person or entity on the Lists or any other person or entity who has been determined by any competent authority to be subject to the prohibitions contained in the Orders.

8.                  RISK OF LOSS AND CONDEMNATION

(a)          In the event of casualty at the Property, and the cost for repair of such casualty is estimated by Seller to exceed twenty percent (20%) of the Purchase Price (the “Damage Threshold Amount”), then Seller may at its option elect to repair the Property to the condition immediately prior to such casualty before the Closing Date (and the Closing Date shall be extended if necessary to provide for such repair). If Seller fails to make such election within ten (10) days of its knowledge of the casualty, then Buyer shall have the option, to be exercised five (5) days after the date of receipt of Seller’s notice of such damage, to either: (i) terminate this Agreement, in which case the Escrow Agent shall return the Deposit to the Buyer and no party shall have any further liability or obligation to any other party under this Agreement, except with respect to obligations that expressly survive the termination hereof, or (ii) elect to proceed with the Closing, in which case the Seller shall assign all rights to receive insurance proceeds for such casualty to Buyer and pay or credit to Buyer the amount of any deductible and any proceeds received by Seller and unexpended for repairs. If Buyer fails to make any such election within

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such five (5) day period, then Buyer shall be deemed to have elected to proceed under subsection (ii) above. In the event of casualty at the Property, and the cost for repair of such casualty is estimated by Seller does not exceed the Damage Threshold Amount, then Seller shall assign all rights to receive insurance proceeds for such casualty to Buyer and pay or credit to Buyer the amount of any deductible and any proceeds received by Seller and unexpended for repairs.

(b)          If, after the Effective Date and prior to the Closing, all or a material part (consisting of a taking which exceeds the Damage Threshold Amount) of the Property is taken by eminent domain or condemnation (or sale in lieu thereof), Seller shall promptly notify Buyer in writing and Buyer or Seller may give written notice to the other party electing to terminate this Agreement prior to the Closing in which event both parties shall be relieved and released of and from any further liability hereunder, except as set forth herein, the Deposit and any interest shall forthwith be returned to Buyer by Escrow Agent, and thereupon this Agreement shall become null and void and be considered canceled. If no such election is made within five (5) business days of Seller notifying Buyer of such taking, then this Agreement shall remain in full force and effect and the sale and purchase contemplated herein, excluding any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and, upon the Closing, Seller shall assign, transfer, and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

9.                  DEFAULT

(a)          Seller’s Default. In the event that Seller is in material breach of any of its terms, covenants, conditions, warranties, representations or obligations hereunder, then Buyer may, at its option and as its sole and exclusive remedy, either (i) terminate this Agreement and receive a full and immediate refund of the Deposit held by Escrow Agent, (ii) waive the default and proceed to close without any reduction in the Purchase Price, or (iii) enforce specific performance of this Agreement. As a condition precedent to Buyer’s exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such action for specific performance within thirty (30) days after the date scheduled for Closing. Buyer agrees that its failure to timely commence such an action for specific performance within such thirty (30) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens against the Property. The foregoing shall be the sole and exclusive remedies available to Buyer. Buyer hereby expressly waives any right to seek damages against Seller. In no event shall any member, officer, director, agent or employee of Seller or its partners be personally liable for any of Seller’s obligations under this Agreement or the documents to be delivered at the Closing. For all purposes hereof, Buyer waives its right to seek, plead or obtain any judgment for any remedies or damages not specifically contained herein, including, without limitation, consequential, compensatory and punitive damages.

(b)          Buyer’s Default. In the event that Buyer is in material breach of any of its terms, covenants, conditions, warranties, representations or obligations hereunder, then at the option of Seller, and as Seller’s sole and exclusive remedy, Escrow Agent shall deliver the Deposit to Seller and it shall become the property of Seller, such sum being agreed upon as liquidated damages for the failure of Buyer to perform the duties, liabilities, and obligations imposed upon it by the terms and provisions of this Agreement and because of the difficulty, inconvenience and uncertainty of ascertaining actual damages, and the parties shall thereupon be relieved and released from all other and further obligations under this Agreement except for the obligations of indemnification which expressly survive this Agreement. The indemnity obligations of Buyer set forth in this Agreement are not subject to the limitations set forth in this Section.

10.               DISCLOSURES

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BUYER SHOULD NOT RELY ON THE SELLER’S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO BUYER. A CHANGE OF OWNERSHIP OR IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE COUNTY PROPERTY APPRAISER’S OFFICE FOR INFORMATION.

11.               NOTICES

Any notice, consent, approval or communication given pursuant to the provisions of this Agreement shall (except where otherwise permitted by this Agreement) be in writing, addressed as described below, and shall be: (a) delivered by hand, in which case notice shall be deemed delivered upon receipt or refusal of delivery of such notice; (b) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier which delivers only upon signed receipt of the addressee, in which case notice shall be deemed delivered one (1) business day following the date such notice is deposited with such courier; or (c) sent by electronic mail, in which case notice shall be deemed delivered upon confirmed transmission of such notice by electronic mail. Such notices shall be given to the parties hereto at the following addresses:

If to Seller: Strata Group LLC c/o Invesca

4350 NW 8th Court, Suite A Plantation, FL 33317

Attn: Bernard Hsiao Email: bh@invesca.com

Copy to: Nelson Mullins Riley & Scarborough LLP 1905 NW Corporate Blvd., Suite 310 Boca Raton, FL 33431

Attention: Gary Itskovich, Esq.

Email: gary.itskovich@nelsonmullins.com

If to Buyer: STEWARD'S, INC.

4300 N University Drive Lauderhill, FL 33351 Attention: Shaun Quin

Email: squin@favocapital.com

If to Escrow Agent: Nelson Mullins Riley & Scarborough LLP

1905 NW Corporate Blvd., Suite 310 Boca Raton, FL 33431

Attention: Gary Itskovich, Esq.

Email: gary.itskovich@nelsonmullins.com

Any party hereto may, by giving five (5) days written notice to the other party hereto given in accordance with this Section, designate any other address in substitution of the foregoing address to which notice shall be given. The attorney for a party has the authority to send and receive notices on behalf of such party.

12.               BROKERS

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Each party warrants to the other that no brokers have been engaged or consulted by the warranting party or any affiliated person or entity of such party or are in any way entitled to compensation as a consequence of the sale of the Property to Buyer. Each of Buyer and Seller agrees to indemnify and hold harmless the other party from and against any and all claims and expenses, including reasonable attorneys’ fees, for any brokerage or agent commission or fee arising out of this transaction by any broker or agent with whom the indemnifying party has dealt. Both parties shall have the right, however, to participate in the defense of any action brought by such agent or broker. The provisions of this Section shall survive the Closing.

13.               ESCROW AGENT

The Deposit shall be held by Escrow Agent in trust and shall be deposited in a non-interest bearing account (the “Depository”). Seller and Buyer agree that Escrow Agent shall have no liability in the event of failure, insolvency or inability of the Depository to pay such funds, or accrued interest upon demand or withdrawal. Buyer and Seller acknowledge that the account may not protected by the insurance afforded by the FDIC.

If at any time Escrow Agent receives written notice from Buyer demanding return of the Deposit (“Buyer’s Notice”), then Escrow Agent shall promptly deliver a copy thereof to Seller. If on or before 5:00 p.m. ET on the date which is five business days following delivery of such Buyer’s Notice to Seller, Seller shall object to the return of the Deposit to Buyer by notice received by Escrow Agent (“Seller’s Objection Notice”), then Escrow Agent shall not disburse the Deposit to Buyer until the dispute is resolved. However, if Seller does not deliver a Seller’s Objection Notice to Escrow Agent on or before 5:00 p.m. ET on the date which is five business days following Seller’s receipt of such Buyer’s Notice from Escrow Agent, then Escrow Agent may disburse the Deposit to Buyer.

If at any time Escrow Agent receives written notice from Seller demanding return of the Deposit (“Seller’s Notice”), then Escrow Agent shall promptly deliver a copy thereof to Buyer. If on or before 5:00 p.m. ET on the date which is five business days following delivery of such Seller’s Notice to Buyer, Buyer shall object to the return of the Deposit to Seller by notice received by Escrow Agent (“Buyer’s Objection Notice”), then Escrow Agent shall not disburse the Deposit to Seller until the dispute is resolved. However, if Buyer does not deliver a Buyer’s Objection Notice to Escrow Agent on or before 5:00 p.m. ET on the date which is five business days following Buyer’s receipt of such Seller’s Notice from Escrow Agent, then Escrow Agent may disburse the Deposit to Seller.

Subject to the foregoing, in the event of any dispute regarding any action taken, or proposed to be taken, by Escrow Agent with respect to the Deposit, Escrow Agent, in its sole discretion, may:

(a)                Refuse to comply with any demands on it and continue to hold the Deposit until it receives either: (i) written notice signed by Buyer and Seller, directing the disbursement of the Deposit; or (ii) an order of a court, having competent jurisdiction thereover, directing the disbursement of the Deposit;

(b)               On notice to Seller and Buyer, take such affirmative action as it may deem appropriate to determine its duties as escrow agent including, but not limited to, the placing of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader; or

(c)                If Buyer or Seller shall have commenced litigation with respect to the Deposit, place the Deposit with the Clerk of the Court in which said litigation is pending.

Upon disbursing or depositing the Deposit under the provision of clause (a), (b) or (c) above, Escrow Agent shall have no further obligation with respect to the Deposit.

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Buyer, Seller and Escrow Agent acknowledge that Escrow Agent is acting hereunder as a depository only to the parties except as described herein, and Buyer and Seller, jointly and severally, do hereby agree to indemnify and hold harmless Escrow Agent of and from any and all liabilities, costs, expenses and claims, of any nature whatsoever, by reason of or arising out of any act or failure to act as Escrow Agent hereunder, except in the case of Escrow Agent’s gross negligence or willful misconduct.

All parties agree that Escrow Agent shall not be liable to any party or person whomsoever for: (i) the sufficiency, correctness, genuineness or validity of any instrument deposited with it or any notice or demand given to it or for the form of execution of such instrument, notice or demand, or for the identification, authority or rights of any person executing, depositing or giving the same or for the terms and conditions of any instrument, pursuant to which the parties may act; (ii) acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so; or (iii) otherwise acting or failing to act under this Section except in the case of Escrow Agent’s gross negligence or willful misconduct. Buyer acknowledges that the Escrow Agent is also Seller’s counsel in this transaction, and Buyer hereby consents to the Escrow Agent's representation of Seller in connection with this Agreement and in connection with any litigation which may arise out of this Agreement.

Escrow Agent shall be entitled to rely on any instrument Escrow Agent in good faith believes to be genuine. Escrow Agent shall not be liable for any loss or damage unless occasioned by its gross negligence or willful misconduct. Escrow Agent shall in no event be liable for any loss resulting from the following: (i) the financial status or insolvency of any other party, or any misrepresentation made by any other party; (ii) any penalties, or loss of principal, or interest or any delays in the withdrawal of the Deposit which may be imposed by the depository bank as a result of the making or redeeming of the investment of the Deposit; (iii) any legal effect, insufficiency or undesirability of any instrument deposited with or delivered by or to Escrow Agent or exchanged by the parties, whether or not Escrow Agent prepared such instrument; (iv) the default, error, action or omission of any other party to this Agreement; (v) any loss or impairment of the Deposit while in the course of collection or while on deposit in a financial institution if such loss or impairment results from the failure, insolvency or suspension of a financial institution, or due to the invalidity of any draft, check, document or other negotiable instrument delivered to Escrow Agent; (vi) the expiration of any time limit or other consequence of delay, unless a properly executed settlement instruction, accepted by Escrow Agent has instructed the Escrow Agent to comply with said time limit; or (vii) Escrow Agent’s compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

14.               SECTION 1445 OF INTERNAL REVENUE CODE

In order to comply with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), Seller shall deliver to Buyer at Closing an affidavit in which Seller, under penalty of perjury, affirms that Seller is not a “foreign person” as defined in the Code, states the United States taxpayer identification number of Seller, affirms that Seller intends to timely file a United States income return with respect to the transfer of the Property and which otherwise conforms to the requirements of Section 1445 of the Code and the Regulations promulgated thereunder. If Seller fails or is unable to furnish an affidavit as required by law, Buyer may withhold fifteen (15%) percent of the gross sales price of the Property, in lieu of payment thereof to Seller, and shall instead pay such amount to the Internal Revenue Service in such form and manner as required by law.

15.               AS-IS CONDITION OF PROPERTY. EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND IN THE CLOSING

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DOCUMENTS DELIVERED BY SELLER AT CLOSING, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS, WHERE-IS” CONDITION AND BASIS WITH ALL FAULTS. TO THE EXTENT PERMITTED BY LAW, SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY BUYER) WITH RESPECT TO THE PROPERTY OR THE PROPERTY’S CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY. FURTHER, AS A MATERIAL PART OF THE CONSIDERATION TO SELLER FOR THE SALE OF THE PROPERTY, BUYER, ON BEHALF OF ITSELF, AND ITS SUCCESSORS AND ASSIGNS, FROM AND AFTER CLOSING PURSUANT TO THE AGREEMENT, HEREBY IRREVOCABLY WAIVES, AND RELEASES SELLER, SELLER’S PARTNERS, MEMBERS, PRINCIPALS, REPRESENTATIVES, ATTORNEYS AND EMPLOYEES FROM ANY AND ALL CLAIMS, DEMANDS, OBLIGATIONS, DAMAGES, CAUSES OF ACTION AND LIABILITIES, WHETHER KNOWN OR UNKNOWN, OTHER THAN THOSE FOR BREACH OF SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS DELIVERED BY SELLER, THAT ARE BASED DIRECTLY OR INDIRECTLY ON, ARISE FROM OR IN CONNECTION WITH, OR ARE RELATED TO THE PROPERTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

16.               GENERAL PROVISIONS

(a)          Governing Law. This Agreement and all questions of interpretation, construction and enforcement hereof, and all controversies arising hereunder, shall be governed by the applicable statutory and common law of the State of Florida. Venue shall be Broward County, Florida.

(b)          Severability. In the event any term or provision of this Agreement shall be held illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

(c)          Binding Effect, Entire Agreement, Modification. This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, representatives, successors and permitted assigns of the parties hereto. This Agreement embodies the entire contract between the parties hereto with respect to the Property and supersedes any and all prior agreements and understandings, written or oral, formal or informal including, without limitation, any letter of intent relating to a sale of the Property. No modifications or amendments to this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Buyer, and no notices of any extension, change, modification or amendment made or claimed by Seller or Buyer shall have any force or effect whatsoever unless the same shall be endorsed in writing and fully signed by Seller and Buyer.

(d)          Time of Essence. Time shall be of the essence of this Agreement.

(e)          Energy Efficiency Rating Brochure. Pursuant to Florida Statutes Section 553.996, Buyer acknowledges receipt of a copy of an information brochure notifying Buyer of the option for an energy efficiency rating on the buildings located on the Property.

(f)           Captions. Captions and Article headings contained in this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement nor the intent of any provision hereof.

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(g)          Litigation. In the event of any litigation between the parties to this Agreement relating to or arising out of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys’ fees and costs, including such fees and costs at trial and on appeal. This provision shall survive Closing and any termination of this Agreement.

(h)          Assignment. This Agreement is not assignable by Buyer other than to an entity controlling, controlled by, or under common control of, Buyer (“Permitted Assignment”). For the purposes of this paragraph, the term “control” means the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) a Permitted Assignment shall not relieve Buyer of its obligations hereunder, (ii) Buyer and such assignee shall remain jointly and severally liable for all obligations of the Buyer hereunder; and (iii) Buyer will provide written notice to Seller of any Permitted Assignment at least five (5) days prior to Closing. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(i)            Waiver. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(j)            Recordation of Agreement. Neither Seller nor Buyer shall record this Agreement nor any memorandum, summary, or other evidence hereof in any public records prior to the consummation of the Closing.

(k)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

(l)            Radon Gas. The following notice is given pursuant to Section 404.056(5) of the Florida Statutes: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

(m)        Buyer Waiver of Claims. Buyer waives any and all claims against Seller to the extent permitted by law for any defects or other damage that may exist at Closing or shall be subsequently discovered by Buyer or anyone claiming by, through, under or against Buyer.

(n)          Survival. Except as otherwise provided herein, the provisions of this Agreement shall not survive the Closing and shall be merged into the conveyance documents executed and delivered at Closing.

(o)          Interpretation. All terms and words used in this Agreement, regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require. This Agreement shall be interpreted without regard to any presumption or other rule requiring interpretation against the party causing this Agreement or any part thereof to be drafted. Unless this Agreement expressly or necessarily requires otherwise, any time period measured in “days” means consecutive calendar days, except that the expiration of any time period measured in days that expires on a Saturday, Sunday or legal holiday automatically will be extended to the next day so that it is not a Saturday, Sunday or legal holiday.

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(p)          Electronic Signature. This Agreement may be executed in handwriting and delivered by electronic delivery. Any such delivery shall be treated as an original signature for all purposes.

(q)          Confidentiality. Except as permitted herein, prior to Closing, Buyer shall not disclose the provisions of this Agreement to any third party, and same shall be treated by Buyer as confidential unless otherwise agreed to in writing by Seller. Notwithstanding the forgoing, this confidentiality covenant shall not limit disclosure: (i) of information which is or becomes a matter of public record or is contained in other sources readily available to the public; (ii) of information which was in the possession of Buyer or its representatives prior to the Effective Date and was not known to such party to be subject to a confidentiality agreement; (iii) of information which is independently developed by Buyer or its representatives without use of, or reliance on, any confidential information provided by Seller; (iv) to the agents, consultants, advisors and attorneys retained by Buyer in connection with the purchase and sale of the Property; or (v) to Buyer’s affiliates, investors, partners, lenders or potential lenders. The confidentiality covenant shall also not limit disclosure by a party that may be required by law, court order or rules of any securities exchange. Buyer agrees that Seller shall be entitled to equitable relief, including an injunction, in the event of any breach of this provision of the Agreement as well as all other rights and remedies provided hereunder. Buyer acknowledges and agrees that all of the Confidential Information and any other information obtained by Buyer regarding the Property as a result of Buyer’s inspection of the Property shall be and remain confidential. Buyer further agrees and acknowledges that if any such Confidential Information is disclosed to third parties, to Seller’s employees or Seller’s tenants, Seller may suffer damages and irreparable harm. Buyer expressly acknowledges, covenants and agrees that, Buyer shall not make any press release or other public disclosure concerning the transaction contemplated by this Agreement without first disclosing the intended press release information to Seller and obtaining Seller’s express written approval, and Buyer shall not disclose any of the contents or information contained in or obtained as a result of any due diligence reports or any other studies made in connection with Buyer’s investigation of the Property, in any form whatsoever (including, but not limited to, any verbal information received by Buyer during the course of Buyer’s inspection and investigation of the Property), to any party other than Buyer’s attorneys, accountants, employees, professional firms performing inspections and report reviews, investors, brokers, agents, consultants, contractors, affiliates and prospective lenders. This Section shall survive the Closing.

(r)           Advice of Counsel. Each party acknowledges that it has been advised, or has had the opportunity to be advised, by its own counsel with respect to the transaction governed by this Agreement.

(s)           No Third Party Beneficiaries. This Agreement is an agreement between Seller and Buyer only and no third parties shall be entitled to assert any rights as third party beneficiaries hereunder.

(t)            Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period will run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period will be deemed to end at 5:00 p.m., Eastern Time.

(u)          Withdrawal of Offer. Until this Agreement is fully executed by Seller and delivered to Buyer, Seller reserves the right to withdraw its offer to sell the Property to Buyer pursuant to the terms of this Agreement.

(v)          Applicable Law. This Agreement is being executed and delivered, and is intended to be performed, in the State of Florida, and the laws of the State of Florida govern the validity,

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construction, enforcement and interpretation of this Agreement, without regard to, or effect of, any choice or conflict of law principles or rules, unless otherwise specified herein. By executing this Agreement, the parties consent to the exclusive venue and jurisdiction of any federal or state court sitting in the County in which the Property is located in any action arising out of or in any way related to this Agreement. The parties irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of any such court and irrevocably and unconditionally waive: (i) any objection any party might now or hereafter have to the venue in any such court; and (ii) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

(w)        Tax Deferred Exchange. Buyer and Seller may use the Property in connection with a 1031 or 1033 tax deferred exchange ("Exchange"). The parties agree to cooperate with each other and will execute such documents as may reasonably be required by each other in order to effectuate an Exchange, provided that no later than three (3) days prior to the Closing Date, the party ("Exchange Party") seeking to effectuate an Exchange, delivers to the other party ("Cooperating Party") copies of all of the documents which the Cooperating Party is required to execute in order to effectuate an Exchange. The Cooperating Party will not assume any liability or cost in connection with an Exchange and the Closing will not be delayed in order to effectuate an Exchange. Either party's inability to obtain any benefits for an Exchange under Sections 1031 or 1033 of I.R.C. will not relieve such party of any of its obligations under this Agreement. The Exchange Party hereby agrees to indemnify, defend and hold the Cooperating Party harmless from any damages, costs or claims incurred by reason of the Exchange. The provisions of this Section shall survive the Closing and delivery and recording of the Deed.

(x)          WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF SELLER AND BUYER WAIVE TRIAL BY JURY IN ANY ACTION ARISING OUT OF, OR IN ANYWAY CONNECTED WITH, THIS AGREEMENT.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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[SIGNATURE PAGE TO AS-IS AGREEMENT OF SALE AND PURCHASE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates indicated below.

SELLER:

STRATA GROUP LLC,

a Florida limited liability company

By: /s/ Bernard Hsiao

Name: Bernard Hsiao

Title: Manager

BUYER:

STEWARD'S, INC.,

a Florida corporation

By: /s/ Shaun Quin

Name: Shaun Quin

Title: President

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